Exhibit 1.1

Execution Version

WHITING PETROLEUM CORPORATION

(a Delaware corporation)

35,000,000 Shares of Common Stock

(Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

Dated: March 24, 2015

WHITING PETROLEUM CORPORATION

(a Delaware corporation)

35,000,000 Shares of Common Stock

(Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

March 24, 2015

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Whiting Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities LLC (“J.P. Morgan Securities” or the “Underwriters,” and to the extent there is only a single underwriter, the term “Underwriters” shall be deemed to refer to the single Underwriter, mutatis mutandis), an aggregate of 35,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Initial Securities”) and, at the option of the Underwriters, up to an additional 5,250,000 shares of Common Stock (the “Option Securities”). The Initial Securities and the Option Securities are herein referred to as the “Securities”. The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Securities are referred to herein as the “Stock”. The Stock, including the Securities, will have attached thereto rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock. The Rights are to be issued pursuant to a Rights Agreement, dated as of February 23, 2006 (the “Rights Agreement”), between Whiting Petroleum Corporation and Computershare Trust Company, Inc.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as J.P. Morgan Securities deems advisable after this agreement (the “Agreement”) has been executed and delivered and initially to offer the Securities on the terms set forth in the Prospectus (as defined below). The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-183729), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the

“Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be. References herein to the Registration Statement, any preliminary prospectus or the Prospectus contained in Section 1, Section 3(a)-(e), Section 4(a), Section 6 and Section 7 shall be deemed to refer to and include the preliminary Canadian offering memorandum dated March 23, 2015 and the Canadian offering memorandum dated the date hereof, respectively.

SECTION 1. Representations and Warranties.

(a) Representations, Warranties and Agreements by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and as of the Closing Time referred to in Section 2(c) hereof, and as of each Additional Closing Time (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405(1)(i)(A) of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that has been filed with the Commission not earlier than three years prior to the Closing Time, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on September 5, 2012, any post-effective amendment thereto, each in the form delivered to you, has become effective under the 1933 Act in such form. No stop order suspending the effectiveness of the Original Registration Statement has been issued under the 1933 Act and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities has been instituted or are pending or, to the knowledge of the Company, has been contemplated by the Commission, and any request on the part of the Commission or any other federal, state or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator (“Other Agency”) for the amending or supplementing of the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus or for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

As of the applicable effective date of the Original Registration Statement and each post-effective amendment thereto, the Registration Statement and each such post-effective amendment complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at all times thereafter to and including the Closing Time (and, if any Option Securities are purchased, at the relevant Additional Closing Time), will comply in all material respects with the 1933 Act and the 1933 Act Regulations and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Neither (x) the Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below) as of the Applicable Time and the pricing term sheet included on Schedule E, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, as of the Applicable Time included, and at the Closing Time, and the relevant Additional Closing Time, as the case may be, will not include, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 12:30 P.M. (Eastern Time) on March 24, 2015 or such other time as agreed by the Company and J.P. Morgan Securities.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies J.P. Morgan Securities as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through J.P. Morgan Securities expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, when such incorporated documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), none of such documents incorporated into or deemed to be incorporated by reference in the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and none of such documents incorporated or deemed to be incorporated by reference in the General Disclosure Package and the Prospectus contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, complied and will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time and the relevant Additional Closing Time, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and any further documents so filed and incorporated by reference in the General Disclosure Package and the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements and supporting schedules of the Company and its subsidiaries, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act Regulations and the Public Company Accounting Oversight Board. Ernst & Young LLP, who has certified certain financial statements and supporting schedules of Kodiak Oil & Gas Corp. (“Kodiak”) and its subsidiaries, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to Kodiak and its subsidiaries within the applicable rules and regulations adopted by the Commission as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(v) Financial Statements. The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects, on the basis set forth in the Prospectus, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of the

Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statements of Kodiak and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects, on the basis set forth in the Prospectus, the financial position of Kodiak and its consolidated subsidiaries at the dates indicated and the statement of income, stockholders’ equity and cash flows of Kodiak and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The summary historical financial information included or incorporated in the General Disclosure Package and the Prospectus, as amended or supplemented at such date, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

All disclosures included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, except as otherwise stated therein, (A) there has been, individually or in the aggregate, no material adverse change in the business, properties, management, financial condition, results of operations or prospects, of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or in the making and consummation of the offering of the Securities and the transactions contemplated hereby including the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, nor any transaction pursuant to which any liability or obligation, direct or contingent, has been incurred that is material to the Company and its subsidiaries taken as a whole, (C) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock, and (D) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or lease of property or the conduct of its business, except where the failure to be so qualified, be in good standing or have such power or authority would not result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each of Whiting Oil and Gas Corporation, a Delaware corporation (“WOGC”), Whiting US Holding Company, a Delaware corporation (“Whiting US”), Whiting Canadian Holding Company ULC, a British Columbia unlimited liability company (“Whiting Canadian”), and Whiting Resources Corporation, a Colorado corporation (“Whiting Resources” and, together with WOGC, Whiting US and Whiting Canadian, each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, as described in the General Disclosure Package and the Prospectus, and each of the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or lease of property or the conduct of their respective businesses, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, all of the issued and outstanding capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, equity, restriction on voting or transfer or any other claim of any third party, except for security interests, mortgages, pledges, liens, charges, encumbrances and security interests relating to the Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014, among the Company, WOGC, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the various other agents party thereto, as amended and supplemented (the “Credit Facility”); none of the outstanding shares of capital stock of each of the Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. As of the date of this Agreement, the only subsidiaries of the Company are each of the Subsidiaries, Whiting Programs, Inc., a Delaware corporation, Sustainable Water Resources, LLC, a Delaware limited liability company and Shaw Resources Limited, LLC, a Utah limited liability company. The subsidiaries of the Company, other than each of the Subsidiaries, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the 1934 Act.

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus). All shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as described in or expressly contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date.

(x) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xi) Authorization and Enforceability of Agreements. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(xii) Authorization and Description of the Securities. The Securities to be issued and sold by the Company and purchased by the Underwriters from the Company have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The Common Stock and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same. No holder of the Securities will be subject to personal liability by reason of being such a holder. The Securities are not subject to the preemptive or other similar rights of any securityholder of the Company. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Securities, will be validly issued, and the Series A Junior Participating Preferred Stock has been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement and will be validly issued, fully paid and non-assessable.

(xiii) Description of the Underwriting Agreement. This Agreement will conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv) Regulations T, U and X. None of the transactions contemplated by this Agreement, including, without limitation, the use of the proceeds from the sale of the Securities, as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will violate or result in a violation of Section 7 of the 1934 Act or the 1934 Act Regulations, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xv) Absence of Defaults and Conflicts. None of the Company or any of its subsidiaries is (A) in violation of its respective charter or by-laws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of the Commission or any Other Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect; and the issuance and sale of the Securities, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein and in the Registration Statement (including the offering, issuance and sale of the Securities pursuant to this Agreement and the use of the proceeds to the Company from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of proceeds”) and compliance by the Company with its obligations hereunder do not and will not (X) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, note, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (Y) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (Z) result in the violation of any law or statute or any judgment, order, rule or regulation of the Commission or any Other Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (X) and (Z) above, for any such conflict, breach or violation that would not, individually or in the aggregate result in a Material Adverse Effect.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xvii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively,

“Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, the Commission or any Other Agency is required in connection with the execution, delivery and performance by the Company of this Agreement, the issuance and delivery of the Securities or the consummation of the transactions contemplated hereby or by the General Disclosure Package and the Prospectus with respect to the Securities, except such (A) as have been obtained or made or (B) as may be required under the 1933 Act or the 1933 Act Regulations or as may be required under any applicable “blue sky” laws of any jurisdiction in connection with the issuance of the Securities.

(xxi) Absence of Manipulation. None of the Company, its subsidiaries or any of their agents has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities or result in a violation of Regulation M under the 1934 Act.

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries, including, without limitation, all oil and gas producing properties, and good title to all other properties owned by them, including, without limitation, all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package or the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries and all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, are in full force and effect, except where such would not result in a Material Adverse Effect, and neither the Company, nor any of its subsidiaries has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not result in a Material Adverse Effect.

(xxiv) Environmental Laws. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) the Company and each of its subsidiaries (I) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (II) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (III) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries; (C) there are no proceedings that are pending, or that are known to be contemplated, against or affecting the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party; (D) neither the Company nor any of its subsidiaries are aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants; and (E) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xxv) Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(xxvi) Independent Petroleum Engineers. Cawley, Gillespie & Associates, Inc., whose report as of December 31, 2014 is referenced in the Registration Statement, the General Disclosure Package and the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(xxvii) Accuracy of Reserve Information. The information underlying the estimates of reserves of the Company and its subsidiaries, which was supplied by the Company to Cawley, Gillespie & Associates, Inc. for purposes of auditing the reserve reports and estimates of the Company and preparing the letter (the “Reserve Report Letter”) of Cawley, Gillespie & Associates, Inc., including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening spot market product price fluctuations described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its subsidiaries is aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and as reflected in the Reserve Report Letter, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Registration Statement, the General Disclosure Package and the Prospectus and reflected in the Reserve Report Letter comply in all material respects with the applicable requirements of Regulation S-X and Regulation S-K under the 1933 Act.

(xxviii) Oil and Gas Agreements. The participation agreements, joint development agreements, joint operating agreements, farm-out agreements and other agreements described in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Company or its subsidiaries’ rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon, constitute valid and binding agreements of the Company and its subsidiaries that are parties thereto and, to the best knowledge of the Company, of the other parties thereto, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and except as would not result in a Material Adverse Effect.

(xxix) Insurance. The Company and each of its subsidiaries maintain insurance covering their properties, operations, personnel and businesses that, in the Company’s reasonable judgment, insures against such losses and risks as are adequate in accordance with customary industry practices to protect the Company and its subsidiaries and their businesses.

(xxx) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirement of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxi) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiii) No Conflict with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxv) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxvi) Company Not an “Investment Company”. The Company is not, and after giving effect of the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxxvii) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(xxxviii) Ratings. Except as otherwise disclosed in the General Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the 1934 Act has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any negative change in the outlook for any rating of the Company or any securities of the Company.

(xxxix) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package, each as amended or supplemented at such date.

(xl) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, as in each case, as would not result in a Material Adverse Effect.

(xli) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corp. (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(xlii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) relating to the Company and its subsidiaries contained in or incorporated by reference in any of the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xliii) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, each as amended or supplemented at such date, is not based on or derived from sources that are reliable and accurate in all material respects.

(xliv) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to J.P. Morgan Securities or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. The Company agrees to issue and sell the Initial Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, severally and not jointly, agrees to purchase from the Company the respective number of Initial Securities set forth opposite such Underwriter’s name in Schedule A hereto, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 5,250,000 shares of Common Stock from the Company at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by J.P. Morgan Securities to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such Additional Closing Time, as hereinafter defined, shall be determined by J.P. Morgan Securities, but shall not be less than two business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Initial Securities set forth opposite the name of such Underwriter in Schedule A hereto bears to the aggregate number of Initial Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Securities as J.P. Morgan Securities in its sole discretion shall make.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made via facsimile and email and at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by J.P. Morgan Securities and the Company, at 10:00 A.M. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by J.P. Morgan Securities and the Company in writing (such time and date of payment and delivery being referred to herein as the “Closing Time”). For the purpose of this Agreement, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made on the date and at the time and place specified by J.P. Morgan Securities in the written notice of the Underwriters’ election to purchase such Option Securities (the time and date for such payment for the Option Securities, if other than the Closing Time, is herein referred to as the “Additional Closing Time”).

Payment for the Securities shall be made to the Company by wire transfer in immediately available funds to a bank account designated by the Company, against delivery of the Securities to be purchased by them to J.P. Morgan Securities for the respective accounts of the Underwriters through the facilities of The Depository Trust Company (“DTC”), of, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.

SECTION 3. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify J.P. Morgan Securities immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 430A, 430B or 430C under the 1933 Act, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein, and in any event prior to the Closing Time, and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and 1934 Act Documents. The Company will give J.P. Morgan Securities notice of its intention before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing or preparing any amendment or supplement to the Registration Statement or a new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish J.P. Morgan Securities with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not make, prepare, authorize, approve, refer to, file or use any such documents to which J.P. Morgan Securities or counsel for the Underwriters shall reasonably object. The Company has given J.P. Morgan Securities notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give J.P. Morgan Securities notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish J.P. Morgan Securities with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which J.P. Morgan Securities or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to J.P. Morgan Securities and counsel for the Underwriters, without charge, copies of the Original Registration Statement and of each amendment thereto (in each case, including all exhibits and consents filed therewith or incorporated by reference therein or deemed to be a part thereof) and copies of all consents and certificates of experts, and will also deliver to J.P. Morgan Securities, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein or deemed to be a part thereof) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Securities by any Underwriter or dealer.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements. The Company will have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus (i) there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include any untrue statement of a material fact or omitted or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify J.P. Morgan Securities and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission, and will furnish to the Underwriters and to such dealers as J.P. Morgan Securities may designate, such amendments or supplements to the Prospectus, such Issuer Free Writing Prospectus (or any document to be filed with the Commission and incorporated by reference therein), as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference will not, in light of the circumstances prevailing at that subsequent time, be misleading or so that the Prospectus will comply with law.

(f) Blue Sky Qualifications. The Company will arrange, if necessary, in cooperation with the Underwriters, for the qualification of the Securities for offering and sale under the securities or applicable “blue sky” laws of such states and other jurisdictions (domestic or foreign) as J.P. Morgan Securities may designate and will maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction in which it would not otherwise be qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act, as are necessary in order to, and the Company will, make generally available to its securityholders and J.P. Morgan Securities as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Use of Proceeds. The Company will apply the net proceeds received by it from the sale of the Securities in the manner as described in each of the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(i) Exchange Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(j) Restriction on Sale of Securities. For a period of 60 days after the date of the Prospectus, the Company will not, without the prior written consent of J.P. Morgan Securities, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, or file with the Commission a registration statement under the 1933 Act with respect, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities, other than (W) the Securities to be sold hereunder, (X) up to $1.0 billion aggregate principal amount of convertible notes due 2020 issued in the offering described in the Prospectus (or up to $1.25 billion aggregate principal amount if the initial purchasers in such offering exercise in full their option to purchase additional convertible notes), (Y) the filing by the Company of any Registration Statement on Form S-8 or a successor form thereto supplement, and (Z) any shares of Common Stock issued, or options to purchase Common Stock granted, pursuant to employee or non-employee director benefit plans in existence as of the date of this Agreement. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby (other than any confidentiality obligation that such Underwriter may generally have to the Company) except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(m) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of J.P. Morgan Securities, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and J.P. Morgan Securities, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and J.P. Morgan Securities is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 164 and Rule 433 applicable to any Permitted Free Writing

Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

(n) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

SECTION 4. Payment of Expenses.

(a) Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Underwriter will pay and reimburse all costs and expenses incident to the performance of the Company’s obligations under this Agreement, including without limitation (i) the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement (including financial statements and any schedules or exhibits) the preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (including all exhibits), as originally filed and of each amendment and supplement thereto, and the distribution thereof, (ii) the costs of reproduction and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the costs incident to the authorization, preparation, issuance, sale and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to be issued and sold by the Company to the Underwriters, (iv) the reasonable and documented fees, expenses and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and distribution of one Blue Sky Survey (including the related fees and expenses of counsel for the Underwriters), if any, and any supplement thereto for the Securities (provided that counsel fees in connection therewith do not exceed $5,000), (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA in its review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations , (viii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. It is understood that, except as provided in Section 6, Section 7 and Section 9 hereof, the Underwriters will also pay all of their own costs and expenses, including the fees and expenses of their counsel.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase the Initial Securities on the Closing Time or the Option Securities on the Additional Closing Time, as the case may be, are subject to the accuracy of the representations and warranties of the Company contained herein on the date hereof and on and as of the Closing Time and the Additional Closing Time, as the case may be, and the statements made in certificates of any officer of the Company, or any of its subsidiaries delivered pursuant to the provisions hereof on and as of the Closing Time and the Additional Closing Time, as the case may be, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Closing Time and such Additional Closing Time, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings therefor initiated or threatened by the Commission, nor has the Company received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act or pursuant to Section 8A under the 1933 Act, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B) and any materials required to be filed by the Company pursuant to Rule 433 of the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein, and in any event prior to the Closing Time and such Additional Closing Time, as the case may be, and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for the Company. At the Closing Time and such Additional Closing Time, as the case may be, J.P. Morgan Securities shall have received the favorable (i) written opinion and negative assurance letter, dated as of the Closing Time and such Additional Closing Time, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, of Foley & Lardner LLP, counsel for the Company; and (ii) written opinion, dated as of the Closing Time and such Additional Closing Time, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, of Bruce R. DeBoer, Vice President, General Counsel and Corporate Secretary of the Company.

(c) Opinion of Counsel for Underwriters. At the Closing Time and such Additional Closing Time, as the case may be, J.P. Morgan Securities shall have received the favorable written opinion and negative assurance letter, dated as of the Closing Time and such Additional Closing Time, as the case may be, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus, the General Disclosure Package and other related matters as J.P. Morgan Securities may reasonably require, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) Officers’ Certificate. At the Closing Time and such Additional Closing Time, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), any Material Adverse Effect, and J.P. Morgan Securities shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Time and such Additional Closing Time, as the case may be, to the effect (i) that such officer has carefully reviewed the Registration Statement, the Prospectus and the General Disclosure Package, (ii) that there has been no Material Adverse Effect, (iii) that the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and such Additional Closing Time, as the case may be, (iv) that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time and such Additional Closing Time, as the case may be, (v) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose pursuant to Rule 401(g)(2) or Section 8A under the 1933 Act have been instituted or are pending or, to their knowledge, contemplated by the Commission, (vi) that the matters set forth in subsection (a) of this Section 5 are true and correct, (vii) that the conditions set forth in subsections (k), (l) and (m) of this Section 5 has been satisfied, and (viii) to the accuracy as to such other matters as J.P. Morgan Securities may reasonably request.

(e) Accountant’s Comfort Letters. At the time of the execution of this Agreement, J.P. Morgan Securities shall have received from Deloitte & Touche LLP and Ernst & Young LLP letters, at the request of the Company, dated the date hereof, in form and substance satisfactory to J.P. Morgan Securities, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letters. At the Closing Time and such Additional Closing Time, as the case may be, J.P. Morgan Securities shall have received from Deloitte & Touche LLP and Ernst & Young LLP letters, at the request of the Company, dated as of the Closing Time or such Additional Closing Time, as the case may be, in form and substance satisfactory to J.P. Morgan Securities, to the effect that they reaffirm the statements made in the respective letters furnished pursuant to subsection (e) of this Section, except that the specified “cut-off” date referred to shall be a date not more than three business days prior to the Closing Time or such Additional Closing Time, as the case may be.

(g) Approval of Listing. At the Closing Time and such Additional Closing Time, as the case may be, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h) Lock-Up Agreements. At the date of this Agreement, J.P. Morgan Securities shall have received a lock-up agreement substantially in the form previously agreed to by the parties hereto, to the effect set forth in Exhibit A hereto, signed by the persons or entities listed on Schedule D hereto.

(i) Reserve Engineers’ Letter. At the time of execution of this Agreement (as to the Preliminary Prospectus) and at the Closing Time and such Additional Closing Time (as to the Prospectus), as the case may be, the Underwriters shall have received from Cawley, Gillespie & Associates, Inc., letters, at the request of the Company, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date of delivery, to the effect set forth in Exhibit B hereto.

(j) Good Standing. J.P. Morgan Securities shall have received on and as of the Closing Time and such Additional Closing Time, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdictions of organization and their good standing in such other jurisdictions as J.P. Morgan Securities may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k) No Material Adverse Change. No event or condition of a type described in Section 1(a)(vi) hereof shall have occurred or shall exist, which event or condition is not described in each of the General Disclosure Package and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of J.P. Morgan Securities makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time and such Additional Closing Time, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time and such Additional Closing Time, as the case may be, prevent the issuance or sale of the Securities.

(m) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the 1934 Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(n) CFO Certificate. On the date of this Agreement, the Company shall have furnished to the Underwriters a certificate of its chief financial officer with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, in the form attached hereto as Exhibit C and on the Closing Time, the Company shall have furnished to the Underwriters a certificate of its chief financial officer confirming the statements made in the certificate attached hereto as Exhibit C, in form and substance reasonably satisfactory to the Underwriters.

(o) Additional Documents. At the Closing Time and such Additional Closing Time, as the case may be, counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to J.P. Morgan Securities and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on an Additional Closing Time which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by J.P. Morgan Securities by notice to the Company at any time at or prior to the Closing Time or such Additional Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, suit, action or proceeding or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all fees and other expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the J.P. Morgan Securities), reasonably incurred in investigating, preparing or defending against any litigation, suit, action or proceeding or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by such Underwriter through J.P. Morgan Securities expressly for use in the Registration Statement, including the Rule 430B Information or any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of the Company. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Subsection (a)(i) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through J.P. Morgan Securities expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the first and second paragraphs under the caption “Underwriting (conflicts of interest)-Stabilization and short positions.”

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by J.P. Morgan Securities, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that J.P. Morgan Securities shall have the right to employ one counsel (in addition to local counsel) to represent them and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the indemnifying party under this Section 6 if, in the reasonable judgment of J.P. Morgan Securities, either (i) there is an actual or potential conflict between the position of the indemnifying party on the one hand and the Underwriters on the other hand or (ii) there may be defenses available to it or them that are different from or additional to those available to the indemnifying party (in any of which events the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified parties), in any of which events such reasonable fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

(a) If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

(c) The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or any such omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages and expenses incurred by such indemnified party and referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, suit, action or proceeding or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s officers, Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

(h) The remedies provided for in Section 6 and this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

SECTION 8. Representations, Warranties and Agreements to Survive. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters in certificates of officers of the Company, or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Company or any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, any officer or director of any Underwriter, or any person controlling the Company, and (ii) the delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. J.P. Morgan Securities may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement) or the General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred after the date hereof and prior to the Closing Time any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of J.P. Morgan Securities, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus, or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities issued or guaranteed by the Company has been suspended on any exchange or in any over-the-counter market or materially limited by the Commission, or if trading generally on the New York Stock Exchange, the Nasdaq National Market or any over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission,

FINRA or any other governmental authority, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a general moratorium on commercial banking activities has been declared by either federal or New York State authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. [RESERVED].

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be directed to J.P. Morgan Securities c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Telecopy No.: (212) 622-8358; attention of: Equity Syndicate Desk; with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017; Telecopy No.: (212) 455-2502; Confirmation No.: (212) 455-2000; attention of: John D. Lobrano; notices to the Company shall be directed to them at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Telecopy No. (720) 644-3620; Confirmation No.: (303) 837-1661; attention of: James J. Volker; with a copy to Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5306; Telecopy No.: (414) 297-4900; Confirmation No.: (414) 271-2400; attention of: Benjamin F. Garmer, III and John K. Wilson.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and its successors and assigns, and the officers and directors and any controlling person referred to herein and their heirs and legal representatives, and the affiliates of each Underwriter referred to in Sections 6 and 7 hereto. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and their respective successors and assigns, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREE TO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

SECTION 14. SUBMISSION TO JURISDICTION. The Company irrevocably submits to the non-exclusive jurisdiction of any U.S. Federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.

SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18. USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 19. Authority of J.P. Morgan Securities. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities shall be binding upon the Underwriters.

SECTION 20. Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, agreements and arrangements, written or oral, with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect. This Agreement may not be assigned by any party hereto without the prior written consent of each other party. None of the parties hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof. For the purpose of this Agreement, the term “subsidiary” has the meaning set forth in Rule 405 under the 1933 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

WHITING PETROLEUM CORPORATION

By	/s/ James J. Volker
Name:	James J. Volker
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Whiting Petroleum Corporation’s Underwriting Agreement – Common Stock]

CONFIRMED AND ACCEPTED,
as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Carly L. Grabowski
Authorized Signatory

[Signature Page to Whiting Petroleum Corporation’s Underwriting Agreement – Common Stock]

SCHEDULE A

Name of Underwriter	Number Initial Securities
J.P. Morgan Securities LLC	35,000,000

Total	35,000,000

Sch A-1

SCHEDULE B

1.	The public offering price per share for the Securities, determined as provided in Section 2, shall be $30.00.

2.	The purchase price per share for the Securities to be sold by the Company and to be paid by the Underwriter shall be $29.70, being an amount equal to the initial public offering price set forth above less $0.30 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C

1.	The Pricing Term Sheet substantially in the form set forth in Schedule E

Sch C-1

SCHEDULE D

1.	All directors of Whiting Petroleum Corporation; and

2.	All officers of Whiting Petroleum Corporation required to file reports with the SEC pursuant to Section 16 of the 1934 Act.

Sch D-1

SCHEDULE E

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated March 24, 2015

Relating to Preliminary Prospectus Supplement dated March 23, 2015

Registration No. 333-183729

WHITING PETROLEUM CORPORATION

PRICING TERM SHEET

This pricing term sheet of Whiting Petroleum Corporation relates only to the offering of its common stock described in, and should be read together with, the preliminary prospectus supplement, dated March 23, 2015 (the “Preliminary Prospectus Supplement”), which supplements the prospectus included in Whiting Petroleum Corporation’s Registration Statement on Form S-3, as amended (File No. 333-183729), as filed with the U.S. Securities and Exchange Commission (the “SEC”), before deciding to invest in the common stock offered thereby.

Number of shares offered:	35,000,000 shares

Underwriter’s option:	The Company has granted the underwriter a 30-day option to purchase an additional 5,250,000 shares at the public offering price, less underwriting discounts and commissions

Public offering price:	$30.00 per share

Approximate net proceeds to the Issuer after underwriting discounts and commissions:	$1 billion

Concurrent Offerings:	Substantially concurrently with this offering of common stock we have priced a private unregistered offering (the “Concurrent Convertible Notes Offering”) of $1.0 billion aggregate principal amount of 1.25% convertible senior notes due 2020 (the “convertible notes”) at par and expect to receive net proceeds after deducting initial purchaser’s discounts and commissions of $980.0 million. We have also granted the initial purchasers a 30-day option to purchase an additional $250 million aggregate principal amount of convertible notes from us. In addition, we have commenced a private unregistered offering (the “Concurrent Senior Note Offering” and together with the Concurrent Convertible Note Offering, the “Concurrent Offerings”) of senior notes due 2023 (the “senior notes”) in an aggregate principal amount of $750 million. The terms of the Concurrent Senior Note Offering, including the offering size and interest rate, are not final and are subject to change.

Sch E-1

The net proceeds from this offering and the Concurrent Convertible Notes Offering are approximately $2 billion (or approximately $2.3 billion if the underwriter in such offering exercises in full its option to purchase additional shares). After giving effect to the use of such net proceeds (but not to the receipt of proceeds from the Concurrent Senior Notes Offering) to pay down amounts outstanding under the Credit Agreement, we would have had availability of approximately $2.6 billion under the revolving credit facility of the Credit Agreement.

Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the convertible notes or the senior notes.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU A PROSPECTUS IF YOU REQUEST IT BY CONTACTING J.P. MORGAN SECURITIES LLC, C/O BROADRIDGE FINANCIAL SOLUTIONS, 1155 LONG ISLAND AVENUE, EDGEWOOD, NEW YORK 11717, VIA TELEPHONE AT (866) 803-9204, OR BY EMAILING PROSPECTUS-EQ_FI@JPMCHASE.COM.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch E-2

Exhibit A

FORM OF LOCK-UP AGREEMENT

March 24, 2015

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Re:        Whiting Petroleum Corporation — Public Offering

Ladies and Gentlemen:

The undersigned understands that you ( the “Underwriter”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Whiting Petroleum Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of shares of Common Stock, $0.001 per share par value (“Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreements.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Such agreement will not prevent (a) the exercise of options to purchase shares of Common Stock pursuant to employee stock option plans of the Company disclosed in the Prospectus, which options are outstanding on the date hereof; provided that no sales shall be permitted pursuant to “cashless” exercises of options; (b) transfers of shares of Common Stock to the Company or sales pursuant to a broker arrangement in satisfaction of any tax withholding obligation of the undersigned in payment of the exercise price for any stock option exercised by the undersigned or vesting of restricted stock issued pursuant to stock plans of the Company disclosed in the Prospectus; provided that any report pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, with respect to any transaction described in clause (b) shall indicate that any change in ownership of securities by the undersigned relates to the satisfaction of a tax withholding obligation; (c) transfers of shares of Common Stock to accounts that the undersigned controls that results only in a change in the form of the undersigned’s beneficial ownership

A-1

of securities without changing the undersigned’s pecuniary interest in the securities and does not result in the obligation to file a report pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, it being understood and agreed upon, for the avoidance of doubt, that the transferee will also be subject to the terms hereof; and (d) bona fide gift or gifts; provided that each donee or distributee shall execute and deliver to the Underwriter a lock-up letter in the form of this Letter Agreement; and provided, further, that no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above). Any shares of Common Stock received upon the exercise of options or warrants granted to the undersigned will also be subject to the terms hereof.

Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title:

A-2

Exhibit B

FORM OF RESERVE LETTER

TO BE DELIVERED PURSUANT TO

SECTION 5(i)

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter is written at the request of Whiting Petroleum Corporation (the “Company”) is being delivered to the Underwriters pursuant to the terms of the underwriting agreement, dated as of March [24], 2015 (the “Agreement”), between the Company and the Underwriters, relating to the public offering of shares of Common Stock, par value $0.001 per share of the Company (the “Initial Securities”), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) of the Agreement, to purchase all or any part of additional shares of Common Stock (the “Option Securities”), which are being offered by the Company pursuant to the [preliminary] prospectus supplement dated as of March [—], 2015 (together with the base prospectus dated July 11, 2014, the “[Preliminary] Prospectus”).

In this letter reference will be made to our Report relating to Total Proved Reserves as of December 31, 2014 (the “Proved Reserves Report”) and our Report relating to Probable and Possible Reserves as of December 31, 2014 (the “Probable and Possible Reserves Report” and, together with the Proved Reserves Report, the “Reports”), both dated as of January 6, 2015, in which we estimated the total proved reserves and forecasts and the probable and possible reserves and forecasts, respectively, of the economics attributable to the interests in certain oil and gas properties located in various states within the United States, estimated for the Company, which formed the basis for certain reserve information included or incorporated by reference in the [Preliminary] Prospectus.

We hereby authorize the Underwriters to rely on the Reports as if such Reports had been addressed to the Underwriters. In connection with the Agreement, we hereby inform you of the following:

1	As of the date of this letter and as of the date of the Reports, we are and were independent petroleum engineers with respect to the Company. We are familiar with the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission (the “SEC”). In connection with the public offering of the Initial Securities and the Option Securities, if any, and the Reports, we are not employed by the Company on a contingent basis. At the time of the preparation of the Reports and at the date hereof, neither we, nor to our knowledge, any of our employees, officers or directors, have any financial interest in the Company or any oil and gas properties covered by the Reports. At the time of preparation of our Reports, we were not, and at the date hereof, we are not, connected with the Company as a promoter, underwriter, director, officer or employee.

2

The information relating to net amount, and estimated revenue from, proved reserves (including developed and undeveloped), probable reserves (including developed and undeveloped), and possible reserves (including developed and undeveloped), included or incorporated by reference in the Prospectus match those contained in the Reports. The information in the Reports and summarized in the Prospectus has been prepared in a manner consistent and in compliance with

B-1

the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the SEC. Specifically, such information has been prepared in accordance with the applicable provisions of the Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Regulations S–X and S–K of the SEC. All terms used in this letter, where applicable, conform to the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.

3	As of the date hereof, nothing has come to our attention which would cause us to revise downward any statement made or opinion expressed by us in the Reports with respect to our estimates of oil and gas reserves and future net revenues attributable to the properties which were the subject of the Reports.

We have reviewed and acknowledge the reserves data prepared by us that is included or incorporated by referenced in the [Preliminary] Prospectus. We hereby consent to references to our firm under the headings “Expert” in the [Preliminary] Prospectus and to the inclusion of information from our Reports in the [Preliminary] Prospectus.

This letter is solely for the information of the addressees and to assist the addressees in documenting their investigations in connection with the offering of the securities covered by the [Preliminary] Prospectus.

Very truly yours,

Cawley, Gillespie & Associates, Inc.

B-2

Exhibit C

FORM OF CFO CERTIFICATE

TO BE DELIVERED PURSUANT TO

SECTION 5(n)

WHITING PETROLEUM CORPORATION

CHIEF FINANCIAL OFFICER’S CERTIFICATE

March [    ], 2015

The undersigned, the Senior Vice President and Chief Financial Officer of Whiting Petroleum Corporation (the “Company”), in connection with the offering (the “Offering”) by the Company of its shares of common stock, par value $0.001 per share (the “Securities”), pursuant to an underwriting agreement, dated March [    ], 2015, by and between the Company and J.P. Morgan Securities LLC, as described in the [Preliminary] Prospectus Supplement, dated March [    ], 2015 (the “[Preliminary] Prospectus Supplement”), relating to the Securities, in his capacity as such, does hereby certify that:

(i) I am knowledgeable with the operations, accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries (the “Financial Information”) and have responsibility for financial and accounting matters with respect to the Company and its subsidiaries and have reviewed the Financial Information derived therefrom of the Company that I have deemed necessary to make the certifications set forth herein.

(ii) I have carefully reviewed each of the items identified by you on certain pages of the Prospectus Supplement [and periodic report which is incorporated by reference therein], which are attached as Exhibit A hereto, and have performed the following procedures: compared the amounts to the Company’s accounting records for the applicable period, and found such items to be in agreement.

(iii) The statements made herein are based either upon my personal knowledge or on information, data and reports furnished to me by the officers, department heads or employees of the Company who have knowledge of the facts involved.

C-1